EXHIBIT 8.1

List of Significant Subsidiaries and VIEs of the Registrant

Subsidiaries	Place of Incorporation
Waterdrop Group HK Limited	Hong Kong
Waterdrop Technology Group Co., Ltd.	mainland China
Consolidated Variable Interest Entities	Place of Incorporation
Beijing Shuidi Hubao Technology Co., Ltd.	mainland China
Beijing Shuidi Hulian Technology Co., Ltd.	mainland China
Beijing Zhuiqiu Jizhi Technology Co., Ltd.	mainland China
Beijing Zongqing Xiangqian Technology Co., Ltd.	mainland China
Beijing Guangmu Weichen Technology Co., Ltd.	mainland China
Subsidiaries of Consolidated Variable Interest Entities	Place of Incorporation
Shuidi Insurance Brokerage Co., Ltd.	mainland China
Miaoyi Hulian (Beijing) Technology Co., Ltd.	mainland China
Tairui Insurance Agency Co., Ltd.	mainland China
Beijing Yifan Fengshun Medical Technology Co., Ltd.	mainland China
Shuidi Health Technology Co., Ltd.	mainland China
Shenzhen Cunzhen Qiushi Technology Co., Ltd.	mainland China
Beijing Yifan Qihang Medical Technology Co., Ltd.	mainland China
Zhuanxin Insurance Brokerage Co., Ltd.	mainland China